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                                                                     EXHIBIT 5.1


                                  LAW OFFICES
                           Small, Craig & Werkenthin
                           A PROFESSIONAL CORPORATION



                               November 15, 1996



The Exploration Company
500 North Loop 1604 East, Suite 250
San Antonio, Texas 78232

Attention:                Mr. James E. Sigmon, President

Gentlemen:

         We have acted as counsel for The Exploration Company, a Colorado corporation (the "Company"), in connection with various legal matters relating to the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission (the "Commission") with respect to 400,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Company which may be purchased pursuant to exercise of options or other stock rights granted pursuant to the Company's 1995 Flexible Incentive Plan (the "Plan"). We have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, on the basis of such examination, advise you that in our opinion the 400,000 shares of Common Stock to be issued to participants in the Plan will, when issued pursuant to the terms of the Plan, be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.



                                     Very truly yours,

                                     SMALL, CRAIG & WERKENTHIN, P. C.


                                      /s/ M. Frank Russell
                                     ---------------------------------
                                     M. Frank Russell
                                     For the Firm